AMENDMENT NO. 1 TO WARRANT AGREEMENT

     This Amendment No. 1 to Warrant Agreement (the "Amendment") is made and entered into as of the ____ day of November, 2000, by and Telscape International, a Texas corporation (the "Company"), and the Investors (as such term is defined in that certain Warrant Agreement, dated as of June 2, 2000, by and between the Company and the Investors (the "Warrant Agreement").
     WHEREAS, the Company and the Investors entered into the Warrant Agreement; and

     WHEREAS, the Company and the Investors wish to amend the terms of the Warrant Agreement as described herein;

     NOW, THEREFORE, in consideration of the mutual promises, benefits and covenants herein contained, the Company and the Investors hereby agree as follows:

     1. Unless otherwise defined, all capitalized terms used herein shall have the meaning ascribed to them in the Warrant Agreement. All references to Section herein shall be to Sections of the Warrant Agreement.

     2. Section 7.1(c) shall be amended to add a section (vi) to the end of such Section to read as follows: "or (vi) any warrants issued in connection with the issuance of the Company's Class G Senior Preferred Stock, par value $0.001 per share."

     3.     The  entirety  of  Section  7.1(c)  shall  read  as  follows:

     (c)     "Option"  shall  mean rights, options or warrants to subscribe for,
              ------
purchase  or otherwise acquire Common Stock or Convertible Securities, excluding
(i) options granted to employees, officers, directors or issued to consultants of the Company or its subsidiaries or rights, warrants or convertible securities which, in each case, are outstanding as of the Original Issue Date, (ii) any warrants outstanding on the Original Issue Date, issued under this Agreement, or issued in connection with the issuance of the Class F Preferred Stock, (iii) options granted to employees, officers, directors or consultants pursuant to stock option plans adopted by the Board of Directors and approved by any Compensation Committee of the Board of Directors, (iv) any rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or other Convertible Securities issued as a part of, or in connection with, the Merger,
(v) any warrants issued in connection with the issuance of the Class C Preferred Stock, or (vi) any warrants issued in connection with the issuance of the Corporation's Class G Senior Preferred Stock, par value $0.001 per share.


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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1as of  the  date  first  above  written.

                               TELSCAPE  INTERNATIONAL,  INC.


                              By:________________________________
                              Name:______________________________
                              Title:_____________________________


                              INVESTORS:

                               TSG  CAPITAL  FUND  III,  L.P.

                               By:     TSG  ASSOCIATES  III,  L.L.C.


                              By:
                              Darryl  B.  Thompson
                              Executive  Vice  President


                              OPPORTUNITY  CAPITAL  PARTNERS  II,  L.P.


                              By:________________________________
                              Name:______________________________
                              Title:_____________________________



                              OPPORTUNITY  CAPITAL  PARTNERS  III,  L.P.


                              By:________________________________
                              Name:______________________________
                              Title:_____________________________


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